August 10, 2012


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



         American Depositary Shares
evidenced by the American
Depositary Receipts of
          Nyrstar NV
Form F6 File No 333154237


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon,
as Depositary for securities against which American Depositary Receipts ADRs are to be issued, we attach a copy of the new prospectus Prospectus reflecting the removal of the Par Value.
As required by Rule 424e, the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the removal of the Par Value.
The Prospectus has been revised to reflect the removal of the Par Value.
Please contact me with any questions or
comments at 212 8152221


Sandra Bruno
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance








Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY
10286